UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2026

LQR HOUSE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41778	86-1604197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6538 Collins Ave. Suite 344 Miami Beach, Florida	33141
(Address of principal executive offices)	(Zip Code)

(786) 389-9771

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	YHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in the Current Reports on Form 8-K of LQR House Inc. (the “Company”) filed with the Securities and Exchange Commission on March 12, as amended by the 8-K/A filed on March 12, 2026, the Company entered into a Sales Agreement with A.G.P./Alliance Global Partners, as sales agent (the “Sales Agreement”), pursuant to which the Company may, from time to time, offer and sell shares of its common stock, par value $0.0001 per share (the “Common Stock”), under an effective registration statement.

On June 30, 2026, the Company sold an aggregate of 57,100,000 shares of Common Stock pursuant to the Sales Agreement at a price of $0.1063 per share, resulting in aggregate gross proceeds of approximately $6.07 million. On July 1, 2026, the Company sold an aggregate of 19,250,000 shares of Common Stock pursuant to the Sales Agreement at a price of $0.0539 per share, resulting in aggregate gross proceeds of approximately $1.04 million. In each case, the gross proceeds are stated before deducting commissions payable to the sales agent and other offering expenses payable by the Company.

Immediately prior to the sales, the Company had 21,533,546 shares of Common Stock outstanding. Immediately following the sales, on July 1, 2026, the Company had 97,883,546 shares of Common Stock outstanding.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LQR HOUSE INC.

Dated: July 2, 2026	By:	/s/ Sean Dollinger
	Name:	Sean Dollinger
	Title:	Chief Executive Officer

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